SIGNAL APPAREL COMPANY, INC.
200-A Manufacturers Road
Post Office Box 4296
Chattanooga, Tennessee 37405

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 11, 1995

          Notice is hereby given that the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") will be held at 200-A Manufacturers Road, Chattanooga, Tennessee, on May 11, 1995 at 10:00 a.m. for the following purposes:

     1.   To elect seven directors;

     2. To approve the amendment, described in the accompanying proxy statement, to the Company's Restated Articles of Incorporation increasing the number of authorized shares of Common Stock from 20,000,000 to 40,000,000;

     3. To approve the amendment, described in the accompanying proxy statement, to the Company's 1985 Stock Option Plan to increase the number of shares of the Company's Common Stock issuable thereunder from 1,160,000 to 1,910,000;

     4. To approve the issuance of warrants to purchase up to 3,000,000 shares of the Company's Common Stock to Walsh Greenwood & Co. in connection with the Credit Agreement between the Company and Walsh Greenwood & Co. described in the accompanying proxy statement; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed March 24, 1995 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

     Shareholders are cordially invited to attend the meeting in person. IF YOU CANNOT ATTEND, PLEASE RECORD YOUR VOTE AND SIGN AND DATE THE ACCOMPANYING PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              Robert J. Powell
                              Secretary
Chattanooga, Tennessee
April 12, 1995





                       SIGNAL APPAREL COMPANY, INC.
                         200-A Manufacturers Road
                           Post Office Box 4296
                       Chattanooga, Tennessee 37405


                             PROXY STATEMENT
                                   FOR
                     ANNUAL MEETING OF SHAREHOLDERS
                              MAY 11, 1995


     This Proxy Statement, which is to be mailed on or about April 12, 1995, is furnished to shareholders on behalf of the Board of Directors for solicitation of proxies for use at the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") to be held on May 11, 1995 at 10:00 a.m., and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by giving written notice to the Secretary of the Company.

     The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or personal call. The Company has engaged Corporate Communications, Inc. to distribute soliciting material to shareholders of record and to solicit brokers and other persons holding shares beneficially owned by others to procure from such beneficial owners consents to the execution of proxies. In addition to a fee of approximately $4,000 to be paid to Corporate Communications, Inc., the Company will reimburse brokers and others for their expense in sending proxy material to beneficial owners.

     On March 24, 1995, the outstanding securities of the Company consisted of 10,377,826 shares of Common Stock, par value $.01 per share; 327.087 shares of Series A Preferred Stock, stated value $100,000 per share; and 287.678 shares of Series C Preferred
Stock, stated value $100,000 per share. Each outstanding share of the Common Stock is entitled to one vote per share on each matter to be brought before the Annual Meeting. Neither the Series A Preferred Stock nor the Series C Preferred Stock is entitled to vote on any matter scheduled to be brought before the Annual Meeting.

     Shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked.
If no instructions are indicated, such shares will be voted:
(i) FOR electing the Board of Directors' seven nominees for director; (ii) FOR amending the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000; (iii) FOR amending the Company's 1985 Stock Option Plan to increase the number of issuable shares thereunder from 1,160,000 to 1,910,000; and (iv) FOR approving the issuance of 3,000,000 warrants to purchase the Company's Common Stock to Walsh Greenwood & Co. in connection with the Credit Agreement between the Company and Walsh Greenwood
& Co.


     Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy or by submission of a later-dated, properly executed proxy. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Signal Apparel Company, Inc., 200-A Manufacturers Road, Chattanooga, Tennessee 37405, Attention:
Robert J. Powell, Secretary.

     The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the meeting that is not referred to in the Notice of Meeting or this Proxy Statement. Regulations of the Securities and Exchange Commission permit the proxies solicited pursuant to this Proxy Statement to confer discretionary authority with respect to matters of which the Company did not know a reasonable time before the meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxy solicited hereby.

     The persons designated by the Board of Directors as proxy holders in the accompanying form of proxy are Marvin J. Winkler and William H. Watts, officers of the Company. The cost of solicitation of proxies will be borne by the Company.

     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock entitled to vote (5,188,914 votes) is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the total votes represented at the Annual Meeting, in person or by proxy, by holders of outstanding shares of Common Stock is required to amend the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000; to amend the Company's 1985 Stock Option Plan to increase the number of shares issuable thereunder from 1,160,000 to 1,910,000; and to issue the 3,000,000 warrants to purchase the Company's Common Stock to Walsh Greenwood & Co. A plurality of the vote is necessary to elect the Board of Directors' nominees. Abstentions and broker non-votes are counted as present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

     The Board of Directors has been informed that the group comprised of FS Signal Associates, L.P. and related parties (as described in the "Security Ownership of Certain Beneficial Owners and Management" Table) intends to vote all its shares for electing the Board of Directors' nominees for director, for amending the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000, for amending the Company's 1985 Stock
Option Plan to increase the number of shares issuable thereunder from 1,160,000 to 1,910,000, and for issuing the 3,000,000 warrants to purchase the Company's Common Stock to Walsh
Greenwood & Co. The Board of Directors also has been informed that the group comprised of Walsh Greenwood & Co. and related parties (as described in the "Security Ownership of Certain Beneficial Owners and Management" Table) intends to vote all its shares for electing the Board of Directors' nominees for director, for amending the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000, for amending the Company's 1985
Stock Option Plan to increase the number of shares issuable thereunder from 1,160,000 to 1,910,000, and for issuing the 3,000,000 warrants to purchase the Company's Common Stock to Walsh Greenwood & Co. Accordingly, it is anticipated that the Board of Directors' nominees for director will be elected and that the amendments to the Restated Articles of Incorporation increasing the number of authorized shares of Common Stock from 20,000,000 to 40,000,000, the amendment to the Company's 1985 Stock Option Plan increasing the number of shares issuable thereunder from 1,160,000 to 1,910,000 and the issuance of 3,000,000 warrants to purchase shares of the Company's Common Stock to Walsh Greenwood
& Co. will all be approved.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's equity securities as of
March 24, 1995 by each shareholder that the Company knows to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock, director of the Company, nominee for director, Named Executive (as defined herein) and by the directors and executive officers of the Company as a group.
                                                         Amount and Nature
Name and Address of                                        of Beneficial        Percent
Beneficial Owner                    Title of Class          Ownership(1)        of Class
- -------------------                 --------------       -----------------      --------

FS Signal Associates, L.P.;          Common Stock           8,514,282             57.8%
FS Signal Associates II, L.P.;       $.01 par value
FS Signal, Inc.; and
Kevin S. Penn, as a group            Series A                327.087               100%
499 Park Avenue                      Preferred Stock
New York, New York 10022 (2)         $100,000 stated
                                     value

                                     Series C                139.709              48.6%
                                     Preferred Stock
                                     $100,000 stated
                                     value


Kevin S. Penn                        Common Stock           8,514,282             57.8%
499 Park Avenue                      $.01 par value
New York, New York 10022 (2)
                                     Series A                327.087               100%
                                     Preferred Stock
                                     $100,000 stated
                                     value

                                     Series C                139.709              48.6%
                                     Preferred Stock
                                     $100,000 stated
                                     value


FS Signal, Inc.                      Common Stock           8,214,282             56.7%
499 Park Avenue                      $.01 par value
New York, New York 10022(2)(3)
                                     Series A                327.087               100%
                                     Preferred Stock
                                     $100,000 stated
                                     value

                                     Series C                139.709              48.6%
                                     Preferred Stock
                                     $100,000 stated
                                     value

FS Signal Associates, L.P.           Common Stock           3,715,983             33.4%
c/o Kenneth Musen                    $.01 par value
157 Church Street, Box 426
New Haven, Connecticut 06502 (2)(4)  Series C                130.334              45.3%
                                     Preferred Stock
                                     $100,000 stated
                                     value


FS Signal Associates II, L.P.        Common Stock           4,498,299             32.9%
c/o Kenneth Musen                    $.01 par value
157 Church Street, Box 426
New Haven, Connecticut 06502 (2)(5)  Series A                327.087               100%
                                     Preferred Stock
                                     $100,000 stated
                                     value

                                     Series C                  9.375               3.2%
                                     Preferred Stock
                                     $100,000 stated
                                     value


Walsh Greenwood & Co.; Stephen       Common Stock           4,396,049             39.8%
Walsh; Paul R. Greenwood; WG         $.01 par value
Partners, L.P.; and WG Trading
Company Limited Partnership,         Series C                147.969              51.4%
as a group                           Preferred Stock
One East Putnam Avenue               $100,000 stated
Greenwich, Connecticut 06830(6)      value


Walsh Greenwood & Co.                Common Stock           4,396,049             39.8%
One East Putnam Avenue               $.01 par value
Greenwich, Connecticut 06830 (6)(7)
                                     Series C                 77.969              27.1%
                                     Preferred Stock
                                     $100,000 stated
                                     value


WG Partners, L. P.                   Common Stock           2,700,149             26.0%
One East Putnam Avenue               $.01 par value
Greenwich, Connecticut 06830 (6)(7)



WG Trading Company                   Common Stock           1,152,100             10.4%
Limited Partnership                  $.01 par value
One East Putnam Avenue
Greenwich, Connecticut 06830 (6)(7)  Series C                   70                24.3%
                                     Preferred Stock
                                     $100,000 stated
                                     value


Kidd, Kamm Equity Partners, L.P.     Common Stock           1,400,000             13.5%
Three Pickwick Plaza                 $.01 par value
Greenwich, Connecticut 06830


Jacob I. Feigenbaum                  Common Stock               --                  --
                                     $.01 par value


Guido Goldman (8)                    Common Stock             50,000                (10)
                                     $.01 par value


Paul R. Greenwood (6)(7)             Common Stock           4,396,049             39.8%
                                     $.01 par value


Gregory B. Murphy                    Common Stock               --                 --
                                     $.01 par value

Leon Ruchlamer                       Common Stock               --                 --
                                     $.01 par value

B. Lance Sauerteig                   Common Stock               --                 --
                                     $.01 par value


Stephen Walsh (6)(7)                 Common Stock           4,396,049             39.8%
                                     $.01 par value


William H. Watts                     Common Stock               --                  --
                                     $.01 par value

Marvin J. Winkler                    Common Stock               --                  --
                                     $.01 par value


Leslie W. Levy                       Common Stock              10,278               (10)
                                     $.01 par value


Glenn M. Grandin                     Common Stock              27,500               (10)
                                     $.01 par value


Robert J. Powell                     Common Stock              37,500               (10)
                                     $.01 par value


Daniel J. Cox                        Common Stock               --                  --
                                     $.01 par value


All directors and executive          Common Stock           4,521,327             40.6%
officers as a group (total           $.01 par value
of 10 persons)(9)

<F1>
(1) As of March 24, 1995, the Company had issued and outstanding 10,377,826 shares of Common Stock, 327.087 shares of Series
     A Preferred Stock and 287.678 shares of Series C Preferred
     Stock. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security; or if a person has the right to acquire either voting power or investment power over such security through the exercise of an option or the conversion of another security within 60 days. More than one person may be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. In the case of persons who hold options or warrants to purchase shares of Common Stock which are exercisable either immediately or within 60 days of March
     24, 1995, the shares of Common Stock represented thereby have been treated as outstanding for purposes of calculating the ownership totals and percentages (and the percent of voting power) for only the persons holding such options and warrants, and have not otherwise been treated as outstanding shares.
<F2>
(2)  FS Signal Associates, L.P. ("FS Signal"); FS Signal
     Associates II, L.P. ("FS Signal II"); FS Signal, Inc.
     ("FSSI"); and Kevin S. Penn ("Penn") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 8,514,282 shares of Common Stock include (i)
     2,980,983 shares of Common Stock held directly by FS Signal;
     (ii) 1,185,799 shares of Common Stock held directly by FS
     Signal II; (iii) warrants held directly by FS Signal to acquire 735,000 shares of Common Stock; (iv) warrants held directly by FS Signal II to acquire 3,312,500 shares of Common Stock; and (v) warrants held directly by Penn to acquire 300,000 shares of Common Stock. The 327.087 shares of Series A Preferred Stock are held directly by FS Signal
     II.  The 139.709 shares of Series C Preferred Stock include
     (i) 130.334 shares of Series C Preferred Stock held directly by FS Signal and (ii) 9.375 shares of Series C Preferred
     Stock held directly by FS Signal II. The reporting persons may be deemed to be members of a group, and, accordingly, could each be deemed to have beneficial ownership (by virtue of Rule 13(d)1-5(b)(1)) of all shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock held directly by the various members of the group. Except as disclosed herein, no other entity or person that may be deemed to be a member of the group holds direct beneficial ownership of any Common Stock, Series A Preferred Stock or
     Series C Preferred Stock. Penn is the President of FSSI, which is the general partner of both FS Signal and FS Signal
     II. Both FS Signal and FS Signal II are limited partnerships. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS
     Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.
<F3>
(3) As the general partner of both FS Signal Associates, L.P. ("FS Signal") and FS Signal Associates II, L.P. ("FS Signal II"), FS Signal, Inc. ("FSSI") may be deemed to be the beneficial owner of (i) 2,980,983 shares of Common Stock held directly by FS Signal;
     (ii) 1,185,799 shares of Common Stock held directly by FS Signal II;
     (iii) warrants held directly by FS Signal to acquire 735,000 shares of Common Stock; (iv) warrants held directly by FS Signal II to acquire 3,312,500 shares of Common Stock; (v) 327.087 shares of Series A Preferred Stock held directly by FS Signal II; (vi) 130.334 shares of Series C Preferred Stock held directly by FS Signal; and
     (vii) 9.375 shares of Series C Preferred Stock held directly by FS Signal II. Kevin S. Penn ("Penn") is the President of FSSI.
     Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.
<F4>
(4) FS Signal Associates, L.P. ("FS Signal"), a Connecticut limited partnership, owns directly (i) 2,980,983 shares of Common Stock; (ii) warrants to acquire 735,000 shares of Common Stock; and (iii) 130.334 shares of Series C Preferred
     Stock.  Kevin S. Penn, in his capacity as President of FS
     Signal, Inc., the general partner of FS Signal, may be deemed to own beneficially all shares of Common Stock and Series C Preferred Stock held by FS Signal.
<F5>
(5)  FS Signal Associates II, L.P.  ("FS Signal II"), a
     Connecticut limited partnership, owns directly (i) 1,185,799 shares of Common Stock; (ii) warrants to acquire 3,312,500 shares of Common Stock; (iii) 327.087 shares of Series A
     Preferred Stock; and (iv) 9.375 shares of Series C Preferred
     Stock. Kevin S. Penn, in his capacity as the President of FS Signal, Inc., the general partner of FS Signal II, may be deemed to own beneficially all shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock held by FS Signal II.
<F6>
(6) Walsh Greenwood & Co. ("Walsh Greenwood"); Walsh Greenwood's sole general partners, Stephen Walsh ("Walsh") and Paul R.
     Greenwood ("Greenwood"); WG Partners, L.P. ("WG Partners");
     and WG Trading Company Limited Partnership ("WG Trading") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 4,396,049 shares of Common Stock include (i) 2,700,149 shares of Common Stock owned directly by WG Partners; (ii) 477,100 shares of Common Stock owned directly by WG Trading; (iii) 543,800 shares of Common Stock held directly by Walsh Greenwood; and (iv) a warrant to acquire 675,000 shares of Common Stock held by WG Trading.
     77.969 shares of Series C Preferred Stock are held directly by Walsh Greenwood and the other 70 shares of Series C
     Preferred Stock are held directly by WG Trading.
<F7>
(7) Walsh Greenwood has the sole power to vote and dispose of 543,800 shares of Common Stock (all of which shares are held by Walsh Greenwood on behalf of certain managed accounts and as to which Walsh Greenwood has the power to vote and dispose of but does not have a pecuniary interest therein) and 77.969 shares of Series C Preferred Stock which it owns directly. WG Trading has (i) the sole power to vote and dispose of the 477,100 shares of Common Stock it owns directly; (ii) a warrant to acquire 675,000 shares of Common
     Stock, which is exercisable by its general partners, Walsh and Greenwood; and (iii) 70 shares of Series C Preferred
     Stock which it owns directly. WG Partners has the sole power to vote and dispose of the 2,700,149 shares of Common
     Stock owned by it directly, which power is exercisable by its sole general partner, Walsh Greenwood. Both Walsh and Greenwood, in their individual capacities as general partners of both Walsh Greenwood and WG Trading, may be deemed to share the power to vote and direct the disposition of the shares of Common Stock and Series C Preferred Stock beneficially owned by Walsh Greenwood, WG Trading and WG Partners.
<F8>
(8)  Guido Goldman does not hold directly any shares of stock.
     He is a trustee of certain trusts that collectively hold directly 15,000 shares of Common Stock, and he is one of four directors of a private foundation that holds directly
     10,000 shares of Common Stock. Pursuant to a general power of attorney, Goldman may be deemed to hold beneficial ownership of the 25,000 shares of Common Stock held by an individual investor.
<F9>
(9) These figures include shares for which indirect beneficial ownership may be attributed to certain directors of the Company, as discussed in Notes (6) through (8) above. The figures include warrants to purchase 4,722,500 shares of Common Stock. Such warrants have been treated as outstanding shares of Common Stock for calculations of share ownership and voting power for the group of directors, nominees and officers, as well as for any individuals who hold such options or warrants. See Note (1) above.
<F10>
(10) Less than 1%

                              PROPOSAL NUMBER I

                            ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide for a board of directors consisting of not less than five nor more than ten persons, with the exact number to be set by the Board of Directors. The Board of Directors has set the number of directors at seven. All directors are elected to serve a one year term, or until their successors are elected and qualified. The persons named in the enclosed form of proxy will vote for the election of the seven nominees named below, unless such authority is withheld on the enclosed form of proxy. In the event any of the nominees should become unavailable to serve as a director, the proxy will be voted by the persons named therein in accordance with their judgment.


     The following is a listing of the names, ages, positions held with the Company and business experience during the past five years of all nominees for director:

                                                                           Year First
                                        Business Experience                 Became A
Name and Address           Age           and Directorships                  Director
- ----------------           ---          -------------------                ----------

Jacob I. Feigenbaum         47     President and owner of Sea Q. America,   1994
c/o Sea Q. America                 since August 1994.  President of
1411 Broadway, Suite 1185          Robby Len Swimwear Division of
New York, NY  10018                Apparel America, from 1980 until 1994.

Paul R. Greenwood           48     Managing General Partner of Walsh,        1990
One East Putnam Avenue             Greenwood & Co., a broker-dealer
Greenwich, CT  06830               engaged in effecting transactions in
                                   securities for others and for its own
                                   account.

Gregory B. Murphy           46     President and Chief Executive Officer     1991
55 Paradise Lane                   of General Foods Bakery Companies since
Bay Shore, NY 11706                May 1988.

Leon Ruchlamer              66     President since January 1995.
200-A Manufacturers Road           Consultant within apparel and textile
Chattanooga, TN 37405              industry, 1992 to January 1995.
                                   Various positions with Gitano, Inc.,
                                   a clothing and fabric manufacturer,
                                   until 1992.

Stephen Walsh               49     General Partner of Walsh, Greenwood &     1990
3333 New Hyde Park Road            Co., broker-dealer engaged in
North Hills, NY 11040              effecting transactions in securities
                                   for others and for its own account.

William H. Watts            54     Executive Vice President/Chief
200-A Manufacturers Road           Financial Officer since February 1995;
Chattanooga, TN 37405              Consultant for Michelle St. John
                                   International Design and Charles Komar
                                   & Sons, March 1994 to January 1995;
                                   Vice President/Chief Financial Officer
                                   of Land'n Sea, Inc., 1990 to 1994.

Marvin J. Winkler           40     Chief Executive Officer and Chairman      1994
200-A Manufacturers Road           of the Board of the Company since
Chattanooga, TN  37405             November 1994; Chief Executive Officer
                                   and Chairman of the Board of American
                                   Marketing Works, Inc., from 1990 until
                                   November 1994 and from August 1991 until
                                   November 1994, respectively.

<F1>
The information set forth above with respect to the principal occupation or employment of each nominee during the past five years has been furnished to the Company by the respective nominee.

The Board of Directors held seven meetings in 1994.



COMMITTEES OF THE BOARD


AUDIT COMMITTEE. This committee recommends, for appointment by the Board of Directors, a firm of independent certified public accountants to serve as auditors for the Company; makes recommendations to the Board of Directors with respect to the scope of the annual audit; approves the services which the auditors may render to the Company without impairing the auditors' independence; approves the auditors' fees; and may undertake investigations of any matter of a financial nature and make recommendations to the Board of Directors with respect thereto. This committee meets at least once each year with the auditors to review the results of the audit and to review all recommendations made by the auditors with respect to the accounting methods used and the system of internal control followed by the Company and advises the Board of Directors with respect thereto. The independent auditors have direct access to the members of this committee on any matter at any time. This committee met twice in 1994. The only present member of this committee is Mr. Feigenbaum. The Board of Directors plans to add two members to this committee.

COMPENSATION COMMITTEE. This committee recommends to the Board of Directors the amount of compensation and the terms and conditions of employment of each officer of the Company, as well as approving all employment contracts and agreements for executive officers. This committee administers the 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to employee benefits plans. The Committee met three times in 1994. Present members of this committee are Messrs. Feigenbaum, Greenwood, Ruchlamer and Winkler. As President of the Company, Mr. Ruchlamer is a member ex-officio of the Committee.

The Board has no standing nominating committee. Individual directors and management recommend to the full Board qualified candidates for election as directors and officers of the Company. The Board will consider nominees for director recommended by shareholders. Such recommendations may be submitted in writing to the Secretary of the Company.

EXECUTIVE OFFICERS

The following is a list of the names, ages, positions with the Company and business experience during the past five years of the executive officers of the Company:

Name                Age       Office and Business Experience
- ----                ---       ------------------------------

Leslie W. Levy      56        Vice President of the Company and
                              President of Heritage Sportswear
                              Division of the Company since 1977.

Robert J. Powell    46        Vice President/International and
                              Licensing and General Counsel since
                              September 1992.  Secretary since
                              January 1, 1993.  Vice President of
                              International and Domestic
                              Licensing of Champion Products,
                              Inc. from May 1990 to September
                              1992.  General Counsel and
                              Secretary of Champion Products,
                              Inc. from June 1987 to September
                              1992.

Leon Ruchlamer      66        President since January 1995.
                              Consultant within apparel and
                              textile industry, 1992 to January
                              1995.  Various positions with
                              Gitano, Inc., a clothing and fabric
                              manufacturer, until 1992.

William H. Watts    54        Executive Vice-President/Chief
                              Financial Officer since February
                              1995; Consultant for Michelle St.
                              John International Design and
                              Charles Komar & Sons, March 1994 to
                              January 1995; Vice-President/Chief
                              Financial Officer of Land'n Sea, Inc.
                              1990-1994.

Marvin J. Winkler   40        Chief Executive Officer and
                              Chairman of the Board since
                              November 1994.  Chief Executive
                              Officer and Chairman of
                              the Board, American Marketing
                              Works, Inc.,1990 to November 1994
                              and August 1991 to November 1994,
                              respectively.

Officers are elected annually and serve at the pleasure of the Board of Directors.

There is no family relationship between any of the above executive officers, directors and nominees for director.

Section 16(a) Reporting Delinquencies

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during 1994 all filing requirements applicable to its executive officers, directors and owners of more then ten percent of the Company's Common Stock were complied with except that (i) Mr. Cox filed his initial statement of ownership late and (ii) Mr. Sauerteig filed a report of a change of beneficial ownership covering one transaction late.


                REPORT OF COMPENSATION COMMITTEE
                  ON EXECUTIVE COMPENSATION

The Board of Directors of the Company has a Compensation Committee consisting of four members. Three members are chosen to serve one-year terms at the first Board meeting following the Annual Meeting and the fourth member is, pursuant to the Company's Bylaws, the President of the Company.
The Committee has two regular meetings each year, and meets on an as needed basis at other times during the year. The Committee's responsibilities include recommending to the Board of Directors the amount of compensation and terms of employment of each officer of the Company. The Committee approves all employment contracts and agreements for each executive officer of the Company. Additionally, the Committee administers the Company's 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to the Company's other benefits and all employee benefit plans applicable to the Company's executive officers. The following is the report of the Committee:

COMPENSATION POLICY

GENERALLY. The Company makes an effort to offer competitive compensation packages, which allow the Company to attract and retain highly-qualified individuals. The Committee believes the long-term strategic goals of the Company can be accomplished only if the Company employs management with experience and skills relevant to the changing nature of the Company's products, sales and marketing efforts. A substantial portion of each executive officer's total compensation is incentive-based in order to motivate the Company's executive officers in the performance of their duties and to encourage a continued focus on Company profitability.

Compensation packages offered to the Company's senior management are thought to be competitive within the domestic apparel industry and have not been tied directly to short-term results of operations. The Committee believes the compensation packages for its senior management are competitive with compensation packages for executives of other public domestic apparel companies.

The Company has not yet established a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. No executive officer of the Company is currently paid applicable employee remuneration (as defined by Section 162(m)) in excess of one million dollars in any fiscal year.

1994. Following the engagement of Grisanti, Galef & Goldress, Inc. ("Grisanti"), management consultants, in July 1993, the Committee received recommendations from Grisanti concerning compensation of the Company's executive officers which, following discussion and evaluation of such recommendations, were adopted by the Compensation Committee. A plan to implement a 15% wage reduction (beginning September 30, 1993 and ending October 31,
1994) for the Company's executive officers (and to implement temporary wage reductions in lesser amounts for all other officers earning in excess of $50,000 per annum) was adopted (the "Management Incentive Plan"). Pursuant to the terms of the Management Incentive Plan, each participating officer, including the Company's executive officers, may receive, in addition to his salary, up to 200% of the amount of the wage reduction, contingent upon the Company's achieving positive earnings before taxes during the three-year period ending October 1, 1996. One-half of such earnings, accumulated from October 1, 1993 until October 1, 1996, became available to pay back the wage reduction on an annual basis beginning in November 1994 and will end in November 1996. Any payout under the Management Incentive Plan is, accordingly, completely contingent upon achievement of pre-tax earnings. As part of the Management Incentive Plan, during 1994, no executive officer (other than Mr. Levy) participated in the Company's annual bonus program described below.

The overall compensation of each of the Company's executive officers consists of four principal elements:


- -    Base Salary

Executive officers' base salaries are reviewed annually by the Compensation Committee. In the case of all executive officers, their base salary is their principal element of compensation. In an effort to ensure that the Company can obtain the talent it needs to effectuate its long-term strategies, the base salary of all executive officers has been set at a level which is thought to be competitive within the group of public businesses identified as similar to the Company. The businesses with which the Company compares itself are included within those that comprise the Value Line Apparel Industry Group. Based on information available to the Company, the Committee believes that the overall compensation of its executive officers, taken in the aggregate, places them in the median range of the compensation scale of similarly situated executive officers in the industry. Factors considered in establishing base salaries include the requisite skill and experience required in a particular position, the range of duties and responsibilities attributable to that position, the individual's prior experience and compensation, the compensation of similarly situated individuals in the apparel industry and the overall past and expected future contributions of the individual. Generally, in establishing such salaries, the greatest weight is given to ensuring that a competitive salary level is established. Overall, the process is subjective, with no precise, mathematical weight given to the enumerated factors. Base salaries did not increase in 1994.


- -    Annual Bonus

1994. During 1994, the Company suspended operation of its annual discretionary bonus plan. The only incentive-based compensation available to its executive officers directly related to performance in 1994 (other than in the case of Mr. Levy) will be earned pursuant to the Management Incentive Plan described above. The Committee intends to review the terms of the annual discretionary bonus plan during 1995 to determine whether to modify it or to continue it in its present form.

GENERALLY. If the plan is continued in its present form, each executive officer would be eligible for payment of an annual incentive bonus equal to a maximum of 40% of his Base Salary (as defined in the plan). In each case, the award of up to one-half the discretionary bonus is based upon the Committee's assessment of the performance of the Company or pertinent divisional performance for those executives with divisional responsibilities and the remaining half is based upon the executive's individual performance.

Specifically, 50% of the annual bonus would be based upon the pre-tax earnings goals of the Company as established in the Company's approved annual operating plan and 50% would be based upon individual performance objectives mutually agreed upon by the Company and the executive officer. For 1994, 20% of Mr. Levy's bonus was based upon individual performance and the remaining 80% was directly linked to pre-determined divisional performance goals rather than to overall corporate goals. Mr. Levy has been treated differently than the Company's other executive officers because his division has a history of profitable operations. Individual goals are both financial and nonfinancial and will contribute significantly to overall Company performance if achieved. The amount of the annual bonus is determined, if earned, at the conclusion of the Company's fiscal year following a review of Company, division and individual performance.

The Committee's discretion includes both whether and the extent to which any bonus is awarded.

The bonus element of each executive officer's compensation is set at a level that the Committee believes is necessary to compensate executive officers for the achievement of short-term goals forming part of the Company's overall strategic objectives. Short-term sales, profit and performance goals for each division and for the Company as a whole are developed annually and in advance by the Company's management and then reviewed by the Company's Board of Directors. Performance is monitored against established goals throughout the year.

- -    Stock Options

GENERALLY. To establish a link between compensation and management's performance in creating value for shareholders, evidenced by increases in the Company's stock price, the Company has implemented a stock option plan (the "1985 Stock Option Plan"). The Committee is responsible for administering the 1985 Stock Option Plan, which provides for options to purchase the Company's Common Stock generally issued at market value on the date of grant. Accordingly, the value of such options to the Company's participating executive officers will depend directly on increases in the price of the Company's securities. Because the Committee believes such compensation should result from long-term increases in value, such options generally do not vest until one year from the date of grant; and, to serve as an incentive for such executives to continue in the Company's service through the implementation of its plans, such options are typically divested upon termination of employment.
As noted below, options granted pursuant to the 1985 Stock Option Plan in connection with the Management Incentive Plan vest pro rata over a four year period.

The Compensation Committee has exclusive discretion to (i) select the persons to whom options will be granted and to determine the type, amount and terms of each option; (ii) modify, within certain limits, the terms of any option which has been granted, including replacement or exchange of options without the consent of the option holder under certain circumstances; (iii) determine the time when options will be granted; and (iv) make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1985 Stock Option Plan. The Compensation Committee has the authority to administer, construe and interpret the 1985 Stock Option Plan, and its decisions are final, binding and conclusive.

In determining the size of option awards, the Committee considers the amount of options currently held by an officer and the results achieved by each officer relative to that officer's assigned responsibilities.

1994. Pursuant to the Committee's recommendations, only Messrs. Grandin, Powell and Cox were awarded stock options. The Company
awarded each of them 50,000 options.   25,000 of  such options
awarded to each of Mr. Grandin and Mr. Powell vest pro rata over a four year period from the date of grant. The other 25,000 of the stock options awarded to each of Mr. Grandin and Mr. Powell vest ratably in one-fourth annual increments when the Company achieves positive pre-tax earnings; that is, for each year the Company has positive pre-tax earnings, 6,250 of these warrants vest. All
50,000 options awarded to each of them expire ten years from the date of grant and have an exercise price of $4.00 per share, the market price on the date of grant. All such options awarded to Mr. Grandin were canceled pursuant to his resignation on January 31, 1995. The Company issued Mr. Cox 50,000 options to induce him to accept employment with the Company. Mr. Cox's options were canceled pursuant to his resignation on March 24, 1995.

- -    Performance Evaluation

GENERALLY. The Committee meets with the CEO to evaluate the performance of the other executive officers and meets in the absence of the CEO to evaluate his performance. The Committee reports its executive evaluations to the other outside members of the Board. During the engagement of Grisanti as interim management, the Committee met with and received information from Marvin A. Davis and Lee N. Katz, who are both partners at Grisanti.

- -    Chief Executive Officer.

In November 1994, Marvin J. Winkler was named Chief Executive Officer and Chairman of the Board. Mr. Winkler was serving in the same capacities for American Marketing
Works, Inc. ("AMW") when it was acquired by the Company in November 1994. The Committee believes that Mr. Winkler's previous leadership in the area of AMW's strategic relationships with its customers, suppliers and peers in the apparel marketing industry will contribute significantly to the Company's financial performance and to the Company's successful transformation from a producer of commodity products to a company that is marketing and brand oriented. The Committee therefore believes that a significant compensation package for Mr. Winkler is appropriate and supports the Company's objective of ensuring continued services of key personnel who can contribute to the creation of long-term shareholder value. While the Company and Mr. Winkler negotiate an employment contract, the Company is paying him a salary commensurate with the base salary he received at AMW.

Pursuant to the Management Agreement with Grisanti, Marvin Davis, who is a partner at Grisanti, was compensated directly by Grisanti and not by the Company while he served as CEO until November 1994. The aggregate cash compensation paid to Grisanti by the Company of $80,000 per month, plus reimbursement of reasonable out-of-pocket expenses, was established by negotiations between Grisanti and the Board of Directors, and was not contingent upon any specific measure of corporate performance. Effective September 1994, this amount was reduced to $40,000 per month. Such compensation, together with a warrant issued to Grisanti to purchase 200,000 shares (later reduced to 100,000 shares) of the Company's Common Stock, served as indirect compensation for the services of Mr. Davis, in the capacity of Chairman of the Board and Chief Executive Officer, and of Lee N. Katz, in the capacity of President, until the cessation of their services in November 1994.

Although Messrs. Winkler and Ruchlamer serve as members of the Committee, they did not participate in any of the Committee's decisions related to the determination of their respective compensation.

Jacob I. Feigenbaum
Paul R. Greenwood
Leon Ruchlamer, ex-officio
Marvin J. Winkler


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Jacob I. Feigenbaum, Paul R. Greenwood, Marvin J. Winkler and Leon Ruchlamer are the current members of the Board's Compensation
Committee. Gregory B. Murphy, B. Lance Sauerteig and Stephen Walsh served on the Compensation Committee during parts of 1994.

On April 1, 1994 the Company issued a warrant to purchase 300,000 shares of the Company's Common Stock to FS Signal Associates I
(now FS Signal Associates, L.P.) in connection with FS Signal Associates I's loan of $3,000,000 to the Company. The warrants have an exercise price of $7.06 per share and were exercisable upon issuance. FS Signal Associates I (now FS Signal Associates, L.P.) is a shareholder of the Company; at the time of the transaction
B. Lance Sauerteig was the managing general partner of FS Signal Associates I and a member of the Compensation Committee. He is currently a director of the Company.

On June 21, 1994 the Company issued to Walsh Greenwood & Co.
("Walsh Greenwood") 70 shares of the Company's Series C Preferred Stock. The Company had agreed to issue said shares in exchange for the $7,000,000 investment made in the Company by Walsh
Greenwood on February 9, 1994.  The Company originally had agreed to issue to Walsh Greenwood 70 shares of Series B Preferred Stock in exchange for said investment by Walsh Greenwood. However, there were not enough authorized shares of Series B Preferred Stock that were not issued and outstanding to issue the 70 shares. Accordingly, the Company and the holders of the Series B
Preferred Stock -- Walsh Greenwood, FS Signal Associates I (now
FS Signal Associates, L.P.) and FS Signal Associates II (now FS Signal Associates II, L.P.) -- entered into an agreement in which the holders of the Series B Preferred Stock exchanged all their respective shares of Series B Preferred Stock for the same number of shares of Series C Preferred Stock (there are substantially more authorized shares of Series C Preferred Stock than Series B Preferred Stock). The Series C Preferred Stock is identical to the Series B Preferred Stock, except that the Series C Preferred Stock is junior to the Series B Preferred Stock. The Company also agreed not to issue any shares of the Series B Preferred
Stock without consent of Walsh Greenwood, FS Signal
Associates I (now FS Signal Associates, L.P.) and FS Signal
Associates II (now FS Signal Associates II, L.P.).   Mr. Walsh and
Mr. Greenwood were both members of the Compensation Committee at the time of the transaction (Mr. Greenwood is still a member) and are directors of the Company and the managing general partner and general partner, respectively, of Walsh Greenwood.

Pursuant to the Company's November 1994 acquisition of American Marketing Works, Inc. ("AMW"), of which Mr. Winkler was CEO, chairman and a shareholder, the Company agreed to purchase and acquire (i) a $1,560,000 subordinated promissory note issued by the predecessor of AMW to MW Holdings, L.P. ("MWH") and (ii) a $1,000,000 subordinated promissory note issued by the predecessor of AMW to Marvin Winkler and his wife (collectively, the "Subordinated Notes"). Mr. Winkler is the president of the general partner of MWH, and he is a beneficial owner of partnership interests in MWH. Previous to the acquisition of AMW, Mr. Winkler was not a director of the Company nor affiliated in any way with the Company.

In connection with the terms of the acquisition of AMW, the Subordinated Notes were amended and restated in principal amounts equal to the then outstanding principal plus accrued and unpaid interest on each of the Subordinated Notes as of November 22, 1994 (totaling $1,635,400 and $798,333.33, respectively) (said amended and restated notes, collectively, the "Purchase Notes"). During March 1995, MWH, Mr. Winkler and his wife elected, and the Company agreed, to cancel the Purchase Notes in exchange for the issuance of 1,000,000 shares of Common Stock to Mr. Winkler.

Effective March 31, 1995 the Company entered into a credit agreement with Walsh Greenwood (the "Credit Agreement"). Under the Credit Agreement, Walsh Greenwood will lend the Company up to $15,000,000 for a three-year term. The terms of the Credit Agreement include: (i) a maximum borrowing of $15,000,000, which shall be drawn in increments of $1,000,000 upon notice received two business days prior to each draw; (ii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at $2.25 per share, which warrants will vest on the basis of 100,000 warrants for each $1,000,000 drawn and which will be exercisable for three years from vesting, such warrants to contain antidilution provisions no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company; (iii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at a 25% discount to the 20 day average trade price in December 1996, which warrants will vest immediately upon the commitment by Walsh Greenwood of the full amount of the credit and which will be exercisable for three years beginning January 1, 1997, such warrants to contain antidilution provisions no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company; (iv) all warrants issued will have registration rights no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company, except that such rights shall include three demand registrations; (v) interest upon the outstanding balance of the credit at the rate of 25% per annum payable on December 31, 1995 and quarterly thereafter; (vi) all borrowings will be secured by a security interest in all assets of the Company currently pledged to its senior lenders, subordinate to the security interests of such lenders; and (vii) all borrowings shall be used only for working capital and shall not be used to repay any principal of any bank debt.

As additional conditions to the foregoing extension of credit
Walsh Greenwood required that the Company obtain agreement from the holders of its preferred stock (i) that they will forego all future dividends from January 1, 1995 until the principal and interest of all the borrowing under the Credit Agreement has been paid in full and (ii) that they will grant the Company the right, after repayment of a $6,500,000 NationsBank loan and the borrowing from Walsh Greenwood, to redeem the outstanding shares of preferred stock with shares of its Common Stock valued for such purpose at $7.00 per share, which right of redemption will extend until June 30, 1998. The issuance to Walsh Greenwood of the warrant to purchase up to 3,000,000 shares of the Company's Common Stock is contingent upon the approval of the shareholders of the Company.



EXECUTIVE COMPENSATION INFORMATION

Set forth below is a summary of the annual and long-term compensation paid by the Company for each of the last three fiscal years to: (i) Marvin A. Davis, the Company's Chief Executive Officer until November 25, 1994, pursuant to the the engagement of Grisanti, Galef & Goldress, Inc., management consutlants; (ii) Marvin J. Winkler, the Company's Chief Executive Officer since November 25, 1994; and (iii) the Company's other four most highly compensated executive officers serving as of December 31, 1994 (the "Named Executives").

                              SUMMARY COMPENSATION TABLE

                                                              Long Term Compensation
                                                              ----------------------
                                      Annual Compensation      Awards        Payouts
                                      -------------------      ------        -------
                                                              Securities
Name and                                                      Underlying      LTIP      All Other
Principal                                      Other Annual    Options/      Payouts   Compensation
Position            Year  Salary($) Bonus($)  Compensation($)    SARs(#)      ($)         ($)(7)
- --------            ----  --------- --------  ---------------    -------      ---         ------

Marvin J. Winkler,  1994   34,375        --            --           --          --            --
Chief Executive
Officer (since
November 1994)

Marvin A. Davis,    1994      (1)        --           (1)           --          --            --
Chief Executive     1993                                            --          --            --
Officer (until
November 1994)

Daniel J. Cox,      1994  168,637    50,000(2)     28,868(3)   50,000(4)        --         1,598
Vice President
Sales & Marketing

Leslie W. Levy,     1994  128,690    11,600            --           --          --         8,204
Vice President and  1993  139,000    11,600            --       30,000          --         6,461
President Heritage  1992  137,000    37,000            --           --          --         3,540
Sportswear

Robert J. Powell,   1994  125,375        --            --       50,000          --         3,700
Vice-President      1993  125,000        --        27,100       75,000          --         1,085
and Secretary       1992   34,000        --            --       25,000          --         --

Glenn M. Grandin,   1994  124,250        --        19,688(6)    50,000          --         3,315
Chief Financial     1993  133,000        --        56,722       65,000          --         2,556
Officer (5)         1992   34,000        --            --       15,000          --         6,799



<F1>
(1)  Mr. Davis received no direct compensation from the Company.
     Mr. Davis' services as Chief Executive Officer were provided to the Company in accordance with the provisions of a management consulting agreement with Grisanti, Galef & Goldress, Inc. ("Grisanti"). Pursuant to the terms of the agreement, which was terminated in November 1994, Grisanti provided the services of Mr. Davis as Chief Executive
     Officer and Lee N. Katz as President. Grisanti was compensated $80,000 per month for such services. Grisanti had also been issued warrants to acquire up to 200,000 shares of the Company's Common Stock at an exercise price of $7.06 per share. Effective September 1, 1994, the monthly compensation was reduced to $40,000 per month, Marvin Davis resigned from the Board and said warrants were amended to reduce the number of warrants to 100,000 and to provide that all such warrants vest and become exercisable immediately.

     Mr. Katz has not been named in the table. As discussed above, the services of Mr. Katz, as President, were provided by Grisanti, in consideration for which Grisanti is compensated as described above. Mr. Katz did not receive any salary, bonus or other compensation directly from the Company.
<F2>
(2)  $25,000 was awarded to Mr. Cox as a signing bonus.
     Pursuant to the terms of his employment contract, Mr. Cox is entitled to an annual bonus of $25,000. Mr. Cox resigned effective March 24, 1995.
<F3>
(3) This amount includes $18,869 for relocation expenses and a $9,308 automobile allowance.
<F4>
(4) An option to purchase 50,000 shares at $5.50 per share (the market price on the date of grant) was granted to Mr. Cox as an inducement to secure his employment with the Company.
<F5>
(5)  Glenn Grandin resigned effective January 31, 1995.
<F6>
(6) This amount includes $12,000 for temporary living expenses and a $7,092 automobile allowance.
<F7>
(7) These amounts include the portion of life insurance premiums paid by the Company and represents term life insurance on Messrs. Cox, Levy, Powell and Grandin. In 1994, these amounts were $1,598, $5,398, $1,136 and $428 respectively. All other amounts represents Company matching contributions to a 401(k) plan maintained by the Company for the accounts of Messrs. Levy, Powell and Grandin. In 1994, these contributions were $2,806, $2,564 and $2,887, respectively.

     The following table provides information about options held by (i) Marvin A. Davis, the Company's Chief Executive
     Officer until November 25, 1994 pursuant to the management agreement with Grisanti; (ii) Marvin J. Winkler, the Company's Chief Executive Officer since November 25, 1994; and (iii) the other Named Executives. The 1985 Stock Option Plan does not provide for the granting of stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                    Number of
                                                                    Securities       Value of
                                                                    Underlying       Unexercised
                                                                    Unexercised      In-the-Money
                                                                    Options/SARs     Options/SARs
                                                                    at FY-End(#)     at FY-End($)(1)
                         Shares
                         Acquired on         Value                  Exercisable/     Exercisable/
Name                     Exercise (#)        Realized($)            Unexercisable    Unexercisable
- ----                     ----------          -----------            -------------    -------------

Marvin J. Winkler           --                  --                            --             --

Marvin A. Davis             --                  --                           (2)            (2)

Daniel J. Cox               --                  --                        -0- ex.            --
                                                                       50,000 unex.(3)     118,750

Leslie W. Levy              --                  --                       7,500 ex.           6,113
                                                                       22,500 unex.         18,338

Robert J. Powell            --                  --                     37,500 ex.           30,563
                                                                       87,500 unex.        170,313

Glenn M. Grandin            --                  --                     27,500 ex.           22,413
                                                                       87,500 unex.(4)     224,313

<F1>

     (1) Value of unexercised in-the-money options based on a fair market value of a share of the Company's Common
          Stock of $7.875, as of December 31, 1994.
<F2>
     (2)  Mr. Davis served as Chief Executive Officer of the
          Company pursuant to a management consulting agreement between the Company and Grisanti, Galef & Goldress, Inc. ("Grisanti"). Pursuant to the terms of the agreement, as amended, Grisanti has been issued a warrant to acquire 100,000 shares of the Company's Common Stock at an exercise price of $7.06. As of fiscal year end all warrants were exercisable. The value of the unexercised in-the-money options on December 31, 1994 was $81,500.
<F3>
     (3) Pursuant to Mr. Cox's March 24, 1995 resignation, all such options were canceled.
<F4>
     (4) Pursuant to Mr. Grandin's January 31, 1995 resignation, 50,000 of the 87,500 unexercisable options were canceled.

     The table below sets forth certain information concerning grants of options during the year ended December 31, 1994 to the Company's Named Executives. The plan does not provide for the granting of stock appreciation rights.


                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                            Individual
                             Grants
                             ------
                            % of Total                                      Potential Realizable
                             Options/                                         Value at Assumed
                               SARs                                         Annual Rates of Stock
                            Granted to                                     Price Appreciation for
               Options/     Employees      Exercise or                          Option Term
                 SARs       in Fiscal      Base Price    Expiration             -----------
Name           Granted(#)      Year           ($/Sh)        Date           5%($)(5)       10%($)(5)
- ----           ----------      ----           ------        ----           --------       ---------

Marvin J.           --            --              --             --            --              --
Winkler

Marvin A.           --            --              --             --            --              --
Davis

Daniel J.    50,000(1)            33.3            5.50      3/14/04       173,000         438,500
Cox

Leslie W.           --            --              --             --            --              --
Levy

Robert J.    25,000(2)            33.3            4.00     11/25/04        63,000         159,250
Powell       25,000(3)                            4.00     11/25/04        63,000         159,250

Glenn M.     25,000(2)(4)         33.3            4.00     11/25/04        63,000         159,250
Grandin      25,000(3)(4)                         4.00     11/25/04        63,000         159,250

<F1>
     (1) Mr. Cox was issued options to purchase 50,000 shares of Common Stock to induce him to accept employment with the Company. Pursuant to the Company's 1985 Stock Option Plan, all 50,000 options were canceled upon Mr. Cox's March 24, 1995 resignation.
<F2>
     (2) These options, granted under the Company's 1985 Stock Option Plan, vest and become exercisable in equal amounts over a four year period from date of grant, which was 11/25/94.
<F3>
     (3) These options, granted under the Company's 1985 Stock Option Plan, vest at the rate of 6,250 (up to a maximum of 25,000 overall) per year for each year the Company has positive pre-tax earnings.
<F4>
     (4) Pursuant to the Company's 1985 Stock Option Plan, all 50,000 options were canceled upon Mr. Grandin's January 31, 1995 resignation.
<F5>
     (5) The assumed rate of appreciation for the Company's Common Stock at 5% and 10% would result in a stock price of $6.52 and $10.37 per share, respectively, for the options with a $4.00 per share exercise price and a stock price of $8.96 and $14.27 per share, respectively, for the options with a $5.50 per share exercise price.

               Shareholder Return Performance Presentation

     Set forth below is a line graph (information presented in tabular form in electronic submission) comparing the year percentage change in the cumulative total shareholder return on the Company's Common Stock against the total return of the S
& P composite 500 Stock Index and the Value Line Apparel Industry Group for the five year period ending December 31, 1994.


          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          SIGNAL APPAREL COMPANY, INC., STANDARD & POORS
              500 AND THE VALUE LINE TEXTILES INDEX
              (Performance Results Through 12/31/94)

                       1989     1990     1991     1992     1993    1994
  Signal Apparel     $100.00  $247.06  $467.65  $344.12  $173.53  $185.29
  S & P 500          $100.00  $ 96.83  $126.41  $136.25  $150.00  $151.97
  Value Line
    Apparel Index    $100.00  $ 82.00  $143.63  $176.53  $132.77  $122.54

  Assumes $100 invested at the close of trading 12/89 in Signal Apparel common stock, S & P 500 and Value Line's Apparel Index.

  * Cumulative total return assumes reinvestment of dividends.

EMPLOYMENT AGREEMENTS

Robert J. Powell was employed September 1992 as Vice President/International and Licensing and, effective January 1, 1993, as Secretary of the Company pursuant to an employment agreement with a four year term. Mr. Powell's annual base salary is set at $140,000, with the right to participate in the Company's bonus plan and receive an annual bonus of up to 40% of his annual base salary. In order to participate in the Management Incentive Plan, Mr. Powell agreed to an amendment to his employment agreement, pursuant to which he agreed, among other things, to a 15% reduction in his annual base salary from September 1, 1993 until October 31, 1994. The Company agreed to cancel the outstanding options held by Mr. Powell to acquire 25,000 shares of Common Stock at a price of $15.63 per share and reissue such options at an exercise price of $7.06 per share, the market price of the Common Stock at the time the amendment to his employment agreement was negotiated. The reissued options vested and became exercisable on August 13, 1994, one year from their date of grant. Pursuant to that same amendment, Mr. Powell's employment agreement was extended for an additional year term. Additionally, Mr. Powell is entitled to participate in all other incentive bonus, stock option, savings and retirement programs and benefit programs maintained for the Company's executive officers from time to time. In the event of Mr. Powell's death, his legal representative shall receive payment of all accrued salary and benefits, the equivalent of an additional six months' base salary and a prorated portion of any bonus payable. In the event Mr. Powell should terminate the agreement for Good Reason, as defined therein, or if the Company should terminate the agreement other than for Cause or Disability, as defined therein, Mr. Powell would be entitled to (i) all accrued obligations; (ii) payment of an amount equal to the sum of his then current base salary and most recent bonus times the greater of the remaining years of the agreement or two years; and (iii) payment of a lump-sum amount equal to what he would have received under the various retirement programs had the agreement continued for the full term. Mr. Powell is bound by a covenant not to compete that survives termination of the agreement for one year, except in the event of a termination by the Company that constitutes a breach of the agreement. Upon termination, previously granted stock options become immediately exercisable. Mr. Powell's employment agreement provides further that it shall be binding on any successor to the Company, whether by merger or otherwise.

Glenn M. Grandin was employed by the Company from October 1992 until January 31, 1995, when he resigned as Senior Vice President and Chief Financial Officer. Pursuant to the terms of his employment agreement, Mr. Grandin was paid an annual base salary of $140,000 with an annual bonus of up to 40% of his annual base salary. In order to participate in the Management Incentive Plan, Mr. Grandin agreed to an amendment to his employment agreement, pursuant to which he agreed, among other things, to a 15% reduction in his annual base salary from September 1, 1993 until October 31, 1994. As with Mr. Powell,
Mr. Grandin's outstanding options were canceled and new options, vesting one year from the date of grant, at the current market price of $7.06 per share, were reissued. In addition to bonus and base salary, Mr. Grandin's employment agreement provided that Mr. Grandin is entitled to receive such other incentive, welfare and retirement plan benefits as are generally made available by the Company to its executive officers and is entitled to participate in the 1985 Stock Option Plan. Upon termination of employment by reason of death or disability, Mr. Grandin would have been entitled to accrued base salary plus six months' annual base salary and a pro rata portion of his annual bonus. The terms of the agreement provide that in the event Mr. Grandin were to terminate the agreement for Good Reason, as defined therein, or the Company were to terminate the agreement other than for Cause or Disability, as defined therein, Mr. Grandin would have been entitled to (i) all accrued obligations; (ii) payment of an amount equal to the sum of his then current base salary and most recent bonus times the greater of the remaining years of the agreement or two years; and (iii) payment of a lump-sum amount equal to what he would have received under the various retirement programs had the agreement continued for the full term. The agreement also provided that Mr. Grandin would be bound by a covenant not to compete which would survive termination of the agreement for one year, except in the event of a termination by the Company which would constitute a breach of the agreement. Additionally, the employment agreement provided that it would be binding on any successor to the Company, whether by merger or otherwise. As stated above, Mr. Grandin resigned effective January 31, 1995. Pursuant to a settlement reached by Mr. Grandin and the Company, Mr. Grandin was paid $100,000 as severance pay, and both parties mutually released each other from their respective obligations under Mr. Grandin's employment agreement.

Daniel J. Cox was employed by the Company from March 1994 until March 1995, when he resigned as Executive Vice President of Sales and Marketing. Mr. Cox's base salary was $210,000 per year, with a minimum 10% increase at the end of one year, and he was entitled to a Performance Bonus. Mr. Cox's employment agreement provided that the amount of the Performance Bonus could be up to 50% of his base salary, with one-half of the bonus amount to be based upon quantifiable factors agreed upon between the Company and Mr. Cox and the other half of the bonus amount to be at the discretion of the Board of Directors. His employment agreement stated that his minimum bonus for 1994 would be $25,000. In addition to his Performance Bonus, Mr. Cox's employment contract provided for a sign-on bonus of $25,000, options to purchase 50,000 shares of the Company's Common Stock and reimbursement for relocation expenses. His employment agreement further provided that in the event Mr. Cox's employment were terminated, he would have been entitled to a severance package that consisted of full salary at the then-current amount plus company-provided benefits for twelve months. Additionally, Mr.
Cox would have been entitled to a severance package if any of the following were to occur: (i) a change in ownership of the Company; (ii) a change in Mr. Cox's position, title or responsibilities, or reporting relationship; or (iii) a change in compensation that results in a reduction in salary or, through a reduction in bonus potential, a reduction of total compensation. No severance package would have been awarded if Mr. Cox had been terminated for cause
(as defined therein).

DIRECTORS' COMPENSATION

Directors who are not employees of the Company are paid (i) $4,000 for each Board meeting attended in person up to a maximum of $20,000 per year and (ii) $500 for each Board committee meeting attended in person or telephonically. In August 1994, the Board elected to waive such fee until the Board decides the Company's results have returned to an appropriate level.


                             PROPOSAL 2

        INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company has adopted a resolution recommending to the shareholders the adoption of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock, $0.01 par value, from 20,000,000 to 40,000,000.

The Company's Restated Articles of Incorporation provide that the authorized capital of the Company is 21,600,000 shares consisting of 20,000,000 shares of Common Stock, $0.01 par value and 1,600,000 shares of Preferred Stock, no par value. The Board has determined that it is in the best interests of the Company to have additional shares of Common Stock authorized and available for issuance for possible future financing transactions, asset purchases, stock dividends or splits, issuances under the Company's 1985 Stock Option Plan, and for other general corporate purposes.

The Company, as of March 24, 1995, had 10,377,826 shares of Common Stock outstanding, and the Company had also reserved an additional 8,923,137 shares from its authorized but unissued common shares for outstanding stock options and warrants. The authorization of the amendment to the Restated Articles of Incorporation will have no effect upon the rights of the existing shareholders.

If approved by the shareholders, the initial paragraph of Article
Fourth of the Company's Restated Articles of Incorporation will be amended to read as follows:

          FOURTH: The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Forty-One Million Six Hundred Thousand (41,600,000) shares, divided into two classes, as follows:
     Forty Million (40,000,000) shares of Common Stock having a par value of $.01 per share, One Million Six Hundred Thousand (1,600,000) shares of Preferred Stock having no par value.


                              PROPOSAL 3

                       AMENDMENT TO THE COMPANY'S 1985
                  STOCK OPTION PLAN INCREASING THE NUMBER
           OF SHARES ISSUABLE THEREUNDER FROM 1,160,000 TO 1,910,000

     The Company's 1985 Stock Option Plan, as amended (the "Plan"), reserves for issurance a total of 1,160,000 shares of Common Stock pursuant to options granted under the Plan. Based on the Compensation Committee's recommendation, the Board of Directors has approved creating a pool of up to 400,000 stock options to be issuable under the Plan. The Board has not determined an exact number, if any, of options to be issued to each eligible employee from said pool. After the creation of such pool, fewer than 50,000 shares will be available for issuance under the Plan. To provide additional flexibility to the Company's Board of Directors and the Compensation Committee thereof in granting options for use as compensation, the Board of Directors has approved and recommended to shareholders for their approval, a resolution to increase the number of shares subject to the Plan by 750,000 shares to a total of 1,910,000 shares.

     The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has exclusive discretion: (i) to select the persons to whom options will be granted and to determine the type, amount and terms of each option; (ii) to modify, within certain limits, the terms of any option which has been granted, including replacement or exchange of options and relinquishment of one option for another option without the consent of option holders under certain circumstances; (iii) to determine the time when options will be granted; and (iv) to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Compensation Committee has the authority to administer, construe and interpret the Plan, and its decisions are final, binding and conclusive.

     The number of shares subject to options granted under the Plan is subject to adjustment by the Compensation Committee in the event of a stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event. If any Common Stock issued under the Plan and subject to repurchase or forfeiture rights is reacquired by the Company pursuant to such rights, or if any option is canceled, terminates, or expires unexercised, the Common Stock which would otherwise have been issuable pursuant thereto will be available for issuance pursuant to new options.

     Options may be granted having an exercise price less than, equal to, or greater than the fair market value of the underlying Common Stock on the date of grant; provided, however, that the exercise price must be at least one-third of the market price of such stock as of the date of grant. In the case of Incentive Stock Options, however, the option price may not be less than 100% of the fair market value on the date of grant.

     Options granted pursuant to the Plan are not transferable during the lifetime of the optionee and will generally expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as the Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in cash, by tendering shares of Common Stock having a fair market value equal to the option price, by a combination of cash and shares or by any other means that the Compensation Committee deems appropriate (including the relinquishment of rights in one or more outstanding options).

     Generally, no option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for the Company; however, the Compensation Committee may provide for certain limited exceptions to the foregoing requirement.

     The Board of Directors may amend the Plan at any time and from time to time for any purpose consistent with the goals of the Plan, but no such amendment shall be effective unless and until the same is approved by the shareholders if such amendment would materially modify the eligibility requirements for receiving stock options; increase the total number of shares subject to the Plan; reduce the minimum option price per share; extend the period of granting options; or materially increase in any other way the benefits accruing to the optionees.

     As discussed elsewhere, a significant element of the compensation of the Chief Executive Officer and the other executive officers of the Company is comprised of options issued pursuant to the Plan. The Board believes that participation in stock option plans is an essential element in maintaining competitive compensation packages. After the creation of the aforementioned pool, fewer than 50,000 shares will be available for issuance pursuant to the Plan. Accordingly, the Board has approved and recommends adding 750,000 shares to the number of shares of Common Stock available under the Plan, thereby increasing the total number of shares issuable under the Plan from 1,160,000 to 1,910,000.



                               PROPOSAL 4

                  APPROVAL OF THE ISSUANCE OF 3,000,000
                       WARRANTS TO BE ISSUED TO
                          WALSH GREENWOOD & CO.

The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of two warrants to Walsh Greenwood & Co. ("Walsh Greenwood"), each warrant to purchase 1,500,000 shares of the Company's Common Stock, in connection with a credit agreement dated March 31, 1995 between the Company and Walsh Greenwood (the "Credit Agreement").

Pursuant to the Credit Agreement entered into between Walsh Greenwood and the Company, the Company has agreed, among other things, to issue two warrants to Walsh Greenwood in exchange for Walsh Greenwood's loan of up to $15,000,000 to the Company. One warrant (1) would allow Walsh Greenwood to purchase up to 1,500,000 shares of the Company's Common Stock at $2.50 per share, (2) would vest on the basis of 100,000 warrants for each $1,000,000 draw and (3) would expire three years from vesting.
The other warrant (1) would allow Walsh Greenwood to purchase up to 1,500,000 shares of the Company's Common Stock at a 25% discount to the 20-day average trade price in December 1996; (2) would vest immediately upon Walsh Greenwood's commitment to give the loan; and (3) would be exercisable from January 1, 1997 until December 31, 1999. The Board of Directors believes this transaction is necessary and in the best interest of the Company.

The New York Stock Exchange rules require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities exercisable into Common Stock (e.g., warrants), if the number of shares to be issued is greater than or equal to 20% of the number of shares of Common Stock outstanding before the issuance of the stock. As of March 24, 1995, there were 10,377,826 shares of Common Stock outstanding. Accordingly, shareholder approval is required for the proposed issuance of the warrants to purchase 3,000,000 shares of Common Stock to Walsh Greenwood.

As described above, all the 3,000,000 warrants will be issued with a below market exercise price, which will cause the Company to take a charge against earnings per share (the charge being the difference between the market price of the Company's Common Stock and the exercise price of the warrants) and will result in a dilutive effect on the Company's reported earning per share for Common Stock shareholders on a fully diluted basis, the effect of which will be reflected in the Company's Financial Statements. Furthermore, the warrants, if exercised, will result in each Common shareholder (except Walsh Greenwood) having a lower percentage of voting power.

Mr. Walsh and Mr. Greenwood, both directors of the Company, are the managing general partner and a general partner, respectively, of Walsh Greenwood. Both Messrs. Walsh and Greenwood abstained when the Board voted upon this matter.

                              OTHER MATTERS

     The Company does not intend to bring before the meeting any matters other than those hereinbefore set forth, and has no present knowledge that any other matters will be or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

     Representatives of the firm of Arthur Andersen LLP are expected to be present at the 1995 Annual Meeting. The representatives will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                      1995 SHAREHOLDERS' PROPOSALS

     In order for shareholder proposals for the 1996 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Chattanooga, Tennessee, prior to December 10, 1995.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              ROBERT J. POWELL
                              Secretary

Chattanooga, Tennessee
April 12, 1995